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                                                              Exhibit 99.(c)(5)
                              FIRST AMENDMENT TO

                         AGREEMENT AND PLAN OF MERGER

        This FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER dated as of October 9, 1997 ("First Amendment") is made by and among the Hain Food Group, Inc., a
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Delaware corporation ("Parent"), Hain Acquisition Corp., a Delaware corporation
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(the "Purchaser") and Westbrae Natural, Inc., a Delaware corporation (the
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"Company") amending certain provisions of the Agreement and Plan of Merger dated
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as of September 11, 1997, including the exhibits and schedules thereto (the
"Agreement") by and among Parent, the Purchaser and the Company. Terms not
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otherwise defined herein which are defined in the Agreement shall have the same respective meanings herein as therein.

        WHEREAS, Parent, the Purchaser and the Company have agreed to modify certain terms and conditions of the Agreement as specifically set forth in this First Amendment.

        NOW THEREFORE, in consideration of the premises and mutual agreements contained herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

                            AMENDMENTS TO AGREEMENT
        1.1. The second sentence of Section 1.4 of the Agreement is hereby deleted in its entirety and replaced with the following:

        "Pursuant to the Merger, (x) the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation (the "Certificate of Incorporation") of the
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Surviving Corporation (as defined below) and (y) the by-laws of the Purchaser
(the "By-laws"), as in effect immediately prior to the Effective Time, shall be
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the By-laws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation and such By-laws."
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                                      -2-

        1.2. The first sentence of Section 2.1(c) of the Agreement is hereby deleted in its entirety and replaced with the following:

        "Each issued and outstanding Share and Shares, if any, subject to outstanding options then outstanding not theretofore cancelled as provided in
Section 2.4 hereof (other than Shares to be cancelled in accordance with Section 2.1(b) and any Shares which are held by Dissenting Stockholders) shall be converted into the right to receive the Offer Price, payable to the holder thereof, without interest (the "Merger Consideration"), upon surrender of the
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certificate formerly representing such Share in the manner provided in Section
2.2."

                                  ARTICLE II

                       PROVISIONS OF GENERAL APPLICATION

        2.1. Except as otherwise expressly provided by this First Amendment, all of the terms, conditions and provisions to the Agreement remain unaltered. The Agreement and this First Amendment shall be read and construed as one agreement.

        2.2. If any of the terms of this First Amendment shall conflict in any respect with any of the terms of the Agreement, the terms of this First Amendment shall be controlling.
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                                      -3-

        IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their duly authorized officers all as of the day and year first above written.


                                                THE HAIN FOOD GROUP, INC.

                                                By: /s/ Irwin D. Simon
                                                   -------------------------
                                                Name:  Irwin D. Simon
                                                Title:  President and Chief
                                                        Executive Officer


                                                HAIN ACQUISITION CORP.

                                                By: /s/ Irwin D. Simon
                                                   -------------------------
                                                Name:  Irwin D. Simon
                                                Title:  President


                                                WESTBRAE NATURAL, INC.

                                                By: /s/ B. Allen Lay
                                                   -------------------------
                                                Name:  B. Allen Lay
                                                Title:  President